UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 29, 2015

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2015, the Board of Directors of Ecolab Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws, primarily to adopt Delaware as the exclusive forum for adjudication of certain claims and disputes as set forth in Section 9 under Article VII entitled “Forum for Adjudication for Certain Disputes.” The Amended and Restated By-Laws were effective upon the approval by the Board of Directors.

The foregoing description of the amendment to the By-Laws is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(3.1)  Amended and Restated By-Laws of Ecolab Inc. through October 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: October 29, 2015	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing
(3.1)	Amended and Restated By-Laws of Ecolab Inc. through October 29, 2015.	Filed herewith electronically.